UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): October 2, 2015

Cal-Maine Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue

Jackson, MS 39207

(Address of principal executive offices, including zip code)

601-948-6813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on October 2, 2015.

Election of Directors.  The following persons were nominated and elected to serve as members of the Board of Directors until our next annual meeting of shareholders and until their successors are elected and qualified.

Nominees of the Board of Directors of the Company

Names	Votes For	Votes Withheld	Non-Votes
Adolphus B. Baker	67,923,044	15,529,528	4,631,204
Timothy A. Dawson	71,208,011	12,244,561	4,631,204
Sherman L. Miller	76,304,442	7,148,130	4,631,204
Letitia C. Hughes	82,874,769	577,803	4,631,204
James E. Poole	82,975,344	477,228	4,631,204
Steve W. Sanders	82,991,394	461,178	4,631,204

Ratification of the Appointment of Frost, PLLC as the Independent Registered Public Accountants of the Company for Fiscal 2016. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions	Non-Votes
87,881,587	50,200	157,889	-

No other matters were voted upon at the annual meeting.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: October 2, 2015	By:	/s/ Timothy A. Dawson
Timothy A. Dawson Director, Vice President, and Chief Financial Officer